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                                                                  EXHIBIT 23


                         CONSENT OF PRICE WATERHOUSE LLP

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated January 26, 1988, September 13, 1993, October 25, 1994 and October 23, 1995 of ICO, Inc. of our report dated October 31, 1995 appearing on Page F-2 of this Form 10-K.


Price Waterhouse LLP
Houston, Texas
November 22, 1995